UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2023

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

ePlus Technology, inc., ePlus Technology Services, inc. and SLAIT Consulting, LLC (collectively, the “Borrowers”) are parties to that certain First Amended and Restated Credit Agreement, dated as of October 13, 2021, as amended by the First Amendment to the Credit Agreement dated as of October 31, 2022 (as so amended, the “Credit Agreement”), by and among the Borrowers, the various lenders who are parties thereto (collectively, the “Lenders”) and Wells Fargo Commercial Distribution Finance, LLC, acting as Administrative Agent thereunder (in such capacity, “Administrative Agent”), pursuant to which, among other things, the Lenders severally established in favor of the Borrowers a discretionary senior secured floorplan facility in the aggregate principal amount of up to $425,000,000 (the “Floorplan Facility"), together with a sublimit thereunder for a discretionary senior secured revolving credit facility in the aggregate principal amount of up to $150,000,000 (the “Revolving Facility”).

On March 10, 2023, the Borrowers entered into a certain Second Amendment to Credit Agreement by and among the Borrowers, the Lenders who are parties thereto and the Administrative Agent (the “Second Amendment to Credit Agreement”) (all capitalized terms not defined in this paragraph but defined in the Second Amendment to Credit Agreement shall have the meanings given to such terms in the Second Amendment to Credit Agreement) which amended the Credit Agreement to, among others (a) increase the maximum aggregate amount of principal available under the Floorplan Facility from $425,000,000 to $500,000,000 and (b) increase the maximum aggregate amount of principal available under the Revolving Facility from $150,000,000 to $200,000,000.

The Administrative Agent, certain of the Lenders and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and other financial advisory services for ePlus inc. and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Second Amendment to Credit Agreement is a summary and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Borrowers’ entry into the Second Amendment to Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No. Description

10.1
Second Amendment, dated as of March 10, 2023, to First Amended and Restated Credit Agreement dated as of October 13, 2021, as amended, by and among ePlus Technology, inc., ePlus Technology Services, inc., SLAIT Consulting, LLC, certain of the Company’s subsidiaries as guarantors, Wells Fargo Commercial Distribution Finance, LLC as administrative agent, and the Lenders party thereto (filed herewith) *

99.1	Press Release dated March 13, 2023 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date:  March 14, 2023